SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




AmBase Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2008




































                                                  AMBASE CORPORATION
                                                  100 Putnam Green, 3rd Floor
                                                  Greenwich, CT 06830-6027

                               AMBASE CORPORATION
                           100 PUTNAM GREEN, 3RD FLOOR
                            GREENWICH, CT 06830-6027
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2008


     The 2008 Annual Meeting of Stockholders (the "Annual Meeting") of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Friday, May 16, 2008 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

     1. The election of two directors to hold office for a three-year term expiring in 2011;

     2. The approval of the appointment of UHY LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008;

     3. The approval of an amendment to the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan") (a copy of which is attached as Exhibit A to the Proxy Statement) to extend the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008;

     and such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on Wednesday, April 2, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

     All stockholders are cordially invited to attend the Annual Meeting.

     Admission to Annual Meeting

     Attendance at the Annual Meeting is limited to shareholders of the Company as of the April 2, 2008, record date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting.

     If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares as of the April 2, 2008, record date for voting. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

     For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the Annual Meeting, will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

     In addition, all Annual Meeting attendees will be asked to present a valid government-issued photo identification, such as a driver's license or passport, as proof of identification before entering the Annual Meeting, and attendees may be subject to security inspections.

                                                       By Order of the
                                                       Board of Directors

                                                       John P. Ferrara
                                                       Secretary
Greenwich, Connecticut
April 2, 2008

                               AMBASE CORPORATION
                           100 PUTNAM GREEN, 3RD FLOOR
                            GREENWICH, CT 06830-6027


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2008


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Friday, May 16, 2008, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 2, 2008.

     Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting in accordance with instructions given by the stockholder in the proxy.
Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

     At the Annual Meeting, the stockholders will be asked (i) to re-elect Mr. Richard A. Bianco and Mr. Philip M. Halpern as directors of the Company to serve three-year terms ending in 2011; (ii) to approve the appointment of UHY LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008; and (iii) to approve an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy
(i) for the election of the nominees for directors named above; (ii) for the approval of the appointment of UHY LLP as the Company's independent registered public accounting firm; and (iii) for the approval of an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008.

     The close of business on Wednesday, April 2, 2008, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of common stock of the Company, par value $0.01 per share (the "Common Stock") at the close of business on April 2, 2008, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of Wednesday, April 2, 2008, there were 43,669,564 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary: (i) for the approval of UHY LLP as the Company's independent registered public accounting firm; and (ii) for the approval of an amendment to the 1993 Plan to extend the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008.

     Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of UHY LLP as the Company's independent registered public accounting firm and for the approval of an amendment to the 1993 Plan to extend the termination date. Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, two directors will be elected at the Company's 2008 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2011. The directors will serve until their successors shall be elected and shall qualify.

     The persons named below have been nominated for directorship. The nominees are directors now in office, and have indicated a willingness to accept re-election. It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of the nominees unless contrary instructions are given. In the event that the nominees should become unavailable for election as directors at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors. The Board is not aware of any circumstances likely to render the nominees unavailable.

     Information Concerning the Nominees for Election as Directors

     The name, age, principal occupation, other business affiliations, and certain other information concerning the nominees for election as directors of the Company are set forth below.

     Richard A. Bianco, 60. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA, then a subsidiary of the Company, from May 1991 to December 1992. If elected, his term will expire in 2011.

     Philip M. Halpern, 51. Mr. Halpern was elected a director of the Company in January 2006. Mr. Halpern is currently the Managing Partner of the law firm, Collier, Halpern, Newberg, Nolletti and Bock, LLP, and has been a partner at the firm since 1985. Mr. Halpern received his undergraduate degree from Fordham University and his law degree from Pace University School of Law. If elected, his term will expire in 2011.

     The Board of Directors recommends a vote FOR the election of the nominees as directors.

     Information Concerning Directors Continuing in Office

     Certain information concerning the directors of the Company whose terms do not expire in 2008 is set forth below.

     Robert E. Long, 76. Mr. Long was elected a director of the Company in October 1995. Mr. Long is currently the President of Ariba GLB Asset Management, Inc., a registered investment advisor. He has been the Chairman of Emerald City Radio Partners since 1997. From 1991 to 1995, Mr. Long was President and CEO of Southern Starr Broadcasting Group, Inc. Prior to 1991, Mr. Long was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a Chartered Financial Analyst and a graduate of George Washington University School of Law. In addition to his service as a director of the Company, Mr. Long serves as a director of Allied Capital Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc. His term will expire in 2009.

     Salvatore Trani, 67. Mr. Trani was elected a director of the Company in January 2006. Mr. Trani has over 40 years of experience on Wall Street and currently serves as an Executive Vice President at BGC Partners, L.P., a leading inter-dealer brokerage firm which provides integrated voice and electronic services to wholesale fixed income, interest rate, foreign exchange, and derivatives markets worldwide. His term will expire in 2010.

     Director Independence

     The Company periodically reviews the independence of each director. Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors and/or officers of the Company (including immediate family and affiliates). If any transactions or relationships exist, the Company then considers whether such transaction(s) or relationship(s) are inconsistent with a determination that the director is independent. Pursuant to this process, in February 2008, the Company conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors, under NASDAQ independence rules. Mr. Richard A. Bianco, who serves as the Chairman of the Board of Directors, also serves as the Company's President and Chief Executive Officer. Mr. Bianco does not serve as a member of the Company's Accounting and Audit Committee or the Company's Personnel Committee. Based on a review of the information provided by the directors and other information reviewed, the Company has concluded that none of the Company's non-employee directors have any relationship with the Company other than as a director or shareholder of the Company. Based upon that finding, our Board of Directors determined that Messrs. Halpern, Long and Trani are "independent," and they qualify as outside directors within the meaning of Code Section 162(m) and as non-employee directors within the meaning of Rule 16b-3.

     INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     Meetings and Attendance

     During 2007, the Company's Board of Directors held four (4) meetings. Matters were also addressed by unanimous written consent in accordance with Delaware law. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2007.

     Committees of the Board

     The Board of Directors currently has (i) an Accounting and Audit Committee and (ii) a Personnel Committee.

     The Accounting and Audit Committee met two (2) times during 2007. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Accounting and Audit Committee consists of Mr. Long, Chairman, Mr. Halpern and Mr. Trani, who are all independent directors of the Company. The Board of Directors has determined that Mr. Long is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC").

     The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company's independent auditors. The Accounting and Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the independent auditors have been implemented. The Accounting and Audit Committee has adopted a charter, which has been approved by the Company's Board of Directors. A copy of the Audit Committee Charter was included as an exhibit to the Company's 2007 Proxy Statement.

     The Personnel Committee held three (3) meetings in 2007. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Personnel Committee consists of Mr. Halpern and Mr. Trani, Co-Chairpersons, and Mr. Long, who are all independent directors of the Company.

     The principal functions of the Personnel Committee, which is equivalent to a compensation committee, are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee is also responsible for reviewing and approving the goals and objectives relevant to compensation of officers and senior employees, evaluating the performance in light of those goals and objectives and determining and approving the compensation levels based on this evaluation. The Personnel Committee is responsible for setting and approving salary, bonus and other employment terms for the Company's Chief Executive Officer. The Chief Executive Officer recommends salary and bonus awards for other officers of the Company, which are subject to the modification and/or approval by the Personnel Committee. In connection therewith, the Personnel Committee approves and makes recommendations with respect to bonus and incentive-based compensation plans and equity based plans. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws. The Personnel Committee does not currently have a written charter.

     The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date on which the Company's proxy statement is released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such a proposal must be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules as set forth in the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); and the consent of the nominee to serve as a director if elected.

     Communications with Directors

     In order to provide the Company's security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. The Company's security holders and other interested persons may communicate with the Chairman of the Company's Accounting and Audit Committee, either of the Co-Chairman of the Personnel Committee, or with the non-management directors of the Company as a group, by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.

     All communications received in accordance with these procedures will be reviewed initially by the Company. The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

     o does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

     o relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

     o is an advertisement or other commercial solicitation or communication; o is frivolous or offensive; or

     o is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees, and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

     The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

     Board Attendance at Annual Meetings

     We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally do attend the annual meeting. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are expected to be present for the annual meeting. All of the four members of the Board at the time of the Company's 2007 annual meeting of shareholders attended that meeting.

     Nomination of Directors

     The Personnel Committee has adopted specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Personnel Committee must meet these specifications. The specifications provide that a candidate for director should:

     o have a reputation for industry, integrity, honesty, candor, fairness and discretion;

     o be knowledgeable in his or her chosen field of endeavor, which field should have such relevance to our businesses as would contribute to the Company's success;

     o be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses and operations; and

     o be experienced and skillful in communicating with and serving as a competent overseer of, and trusted advisor and confidant to senior management, of a publicly held corporation or other corporation.

     In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, the financial industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. The Personnel Committee will consider nominees recommended by stockholders for election at the 2009 Annual Meeting of Stockholders that are submitted prior to December 2, 2008, to our Secretary at the Company's offices, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the forms filed with the SEC and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act, the Company believes that, during 2007, there were only two transactions which were not timely reported. Mr. Trani did not report two purchases during June 2007, of the Company's common stock, aggregating 10,000 shares, within the two business day requirement. Mr. Trani's purchases were ultimately reported on a Form 4, no later than seven (7) days of the required deadline. Mr. Joseph R. Bianco did not initially file a Form 3 in February 2007 to report stock option awards previously granted to him in 1998 to 2005. In March 2008, he filed his Form 3 reporting previous grants of 160,000 of prior stock option awards. Mr. J. Bianco owns no other shares of AmBase Common Stock other than his right to exercise the stock option awards previously granted to him. To the Company's knowledge, there were no other transactions with respect to the Company's equity securities which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director, officer or 10% stockholder of the Company.

     Certain Relationships and Related Party Transactions

     Pursuant to the Company's Code of Business Conduct and Ethics ("Code of Conduct"), all employees (including our Named Executive Officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or its subsidiaries, are required to disclose to us and receive written approval prior to transacting such business. No such relationships have been reported. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of a business relationship would be denied if it is believed that the employee's interest in such a relationship could influence decisions relative to the Company's business, or have the potential to adversely affect the Company's business or the objective performance of the employee's work. In addition, the Company's Code of Conduct requires adherence to a number of other underlying principles which are important to the Company. These items include, but are not limited to, restrictions on disclosure of Company information, insider trading, and the protection and use of Company assets.

     In connection with the Company's annual review of Directors independence, as described under "Director Independence" above, the Company reviews whether or not there have been any related party transactions by a Director, including any such transactions with the Company's directors and/or officers. If a transaction was deemed to be a related party transaction, that transaction would be reviewed by the Company's Board of Directors.

     Corporate Governance

     In addition to the various procedures followed by the Company's Board of Directors, as described herein, the Company maintains a separate Audit Committee and Personnel Committee. The Company believes the functions of its Board of Directors and existing committees essentially perform the responsibilities of a nominating and a corporate governance committee, and therefore, the Company does not maintain these additional separate committees.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTANT MATTERS

     Report of the Accounting and Audit Committee

     As set forth in more detail in the Accounting and Audit Committee (the "Audit Committee") charter (which was attached as an exhibit to the Company's 2007 Proxy Statement) the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the oversight of the following:

     o financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

     o the Company's internal accounting and financial controls over financial reporting; and

     o the annual independent audit of the Company's financial statements.

     The Audit Committee reviewed the Company's audited financial statements and met with both Company management and UHY LLP, the Company's independent registered public accounting firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     The Audit Committee has received from and discussed with UHY LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." These items relate to that firm's independence from the Company. The Audit Committee also discussed with UHY LLP any matters required to be discussed by PCAOB auditing standards.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

     Audit Committee: Robert E. Long, Chairman Philip M. Halpern Salvatore Trani

     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee appointed UHY LLP ("UHY") as the Company's principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ended December 31, 2007. A representative of UHY will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     Previous independent registered public accounting firm

     On September 11, 2007, the Company dismissed PricewaterhouseCoopers, LLP as its independent registered public accounting firm. The Company's Audit Committee and the Board of Directors participated in and approved the decision to change its independent registered public accounting firm. The reports of PricewaterhouseCoopers, LLP on the financial statements for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2005 and 2006 and through September 11, 2007, there were no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended December 31, 2005 and 2006 and through September 11, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company requested that PricewaterhouseCoopers, LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agreed with the above statements. A copy of such letter, dated September 14, 2007, was filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on September 14, 2007.

     New independent registered public accounting firm.

     The Company engaged UHY LLP as its new independent registered public accounting firm as of September 11, 2007. During the fiscal years ended December 31, 2005 and 2006 and through September 11, 2007, the Company had not consulted with UHY LLP regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

     Through April 2, 2008, UHY LLP had a continuing relationship with UHY Advisors, Inc. (Advisors). Under this relationship UHY LLP leased auditing staff who were full time, permanent employees of Advisors. UHY LLP partners provide non-audit services through Advisors. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full time employees of UHY LLP. UHY LLP manages and supervises the audit services and the audit staff and is exclusively responsible for the opinion rendered in connection with its audit.

     Audit Fees

     Aggregate fees billed by UHY LLP for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K and the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $31,000 for UHY LLP for the year ended December 31, 2007 and for PricewaterhouseCoopers LLP were $30,000 for the year ended December 31, 2007 and $68,000 for the year ended December 31, 2006.

     Audit Related Fees

     No audit related fees were paid to either UHY LLP or PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" for the years ended December 31, 2007 and 2006, respectively.

     Tax Fees and All Other Fees

     No other fees relating to tax advisory or other services were paid to UHY LLP or PricewaterhouseCoopers LLP for professional services rendered to the Company for the years ended December 31, 2007 and 2006.

     Audit Committee Pre-Approval Policy

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the Company's independent accountants. The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Company's independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the Company's independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

     There were no non audit-related tax or other services provided by UHY LLP or PricewaterhouseCoopers LLP in fiscal year 2007.


                             EXECUTIVE COMPENSATION

     Compensation Discussion & Analysis

     The following Compensation Discussion and Analysis ("CDA") describes the material elements of compensation for the Company's officers identified in the Summary Compensation Table ("Named Executive Officers"). As more fully described above herein, the Personnel Committee consists of three independent directors of the Company.

     The  Personnel  Committee is  responsible  for  establishing  the Company's compensation programs including benefit plans, retirement plans and the Company's stock option program, including approving the granting of stock option awards to the Company's officer and employees. The Personnel Committee annually reviews and approves all compensation decisions relating to the Company's officers, including Named Executive Officers.

     The day-to-day design and administration of health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company's management. The Personnel Committee is responsible for certain plan design changes outside the day-to-day requirements necessary to maintain these plans and policies.

     The Personnel Committee has the ability to, and may from time to time utilize the services of independent compensation consultants or other outside advisors in reviewing the Company's compensation programs, as they deem necessary.

     Objectives of the Compensation Program

     The Personnel Committee's overall objective in administering the Company's compensation programs is to attract, motivate and retain qualified personnel, reward corporate performance and recognize individual contributions on both a short-term and long-term basis. The Personnel Committee seeks to align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success, and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Personnel Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company. Management compensation is intended to be set at levels that the Personnel Committee believes fully reflects the challenges confronted by management.

     The Company strives to provide a combined, overall competitive salary and benefits package, including annual cash bonus incentives, to retain qualified personnel who are familiar with the Company's operations and critical to the long-term success of the Company. The Company rewards personnel for contributions to a variety of matters, including the pursuit of claims recovery, compromised of actual and contingent liabilities, and attention to the maintenance of a controlled level of expenditures. Cash bonus incentives are utilized to reward above average corporate performance and recognize individual initiative and achievement which provide immediate and/or long-term value to the Company. Due to the nature of the Company's operations, focusing on the recovery of assets, with an emphasis on the recovery of the Company's investment in Carteret Savings Bank ("Carteret") through the Supervisory Goodwill litigation and other proceedings, the Personnel Committee intends to continue its strategy of compensation through programs that provide an incentive for performance and for contributions to the Company's efforts to realize recoveries, achieve asset appreciation, eliminate liabilities and control costs.

     Elements of Compensation

     The Company's total compensation program for its officers consists of competitive market salaries, annual cash bonus awards, other benefits such as health and other insurance programs, a retirement plan in the form of a 401(k) Savings Plan, which is a qualified plan within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") and may include stock option awards. The Company's Supplemental Retirement Plan (the "Supplemental Plan"), as further discussed below, was terminated in May 2007, upon the previously agreed to lump-sum benefit payment to the Company's President and Chief Executive Officer.

     Due to cost considerations, administrative requirements and as part of an overall compensation philosophy, the Company seeks to maintain a minimal level of benefit programs and other perquisites.

     Section 162(m) of the Code, as amended, imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. In that regard, the Company maintains a Senior Management Incentive Compensation Plan (the "1994 Plan"), which provides for an annual bonus pool based on a percentage of an increase in the Company's total stockholders equity and/or an increase in the Company's market value. Payments pursuant to the 1994 Plan are intended to qualify as performance based compensation, which is deductible under Section 162(m). The 1994 Plan is not the exclusive plan under which the Executive Officers may receive cash or other incentive compensation or bonuses. No bonuses were paid attributable to the 1994 Plan for 2007 and 2006.

     The Company has paid in the past, and reserves the right to pay in the future, compensation that is not deductible if it believes it is in the best interests of the Company. The Personnel Committee considered the provisions of
Section 162(m) in setting compensation paid in 2007.

     Base Annual Salary

     Base annual salaries for Named Executive Officers (as defined below) are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, and also may include comparison with companies confronting problems of the magnitude and complexity faced by the Company.

     Base annual salaries are intended to be competitive with the overall market place, commensurate with the qualifications and experience of the Named Executive Officer. They are intended to provide the necessary incentive to retain and motivate qualified personnel. Individuals are encouraged to add value and provide benefit to the Company in all aspects of the Company's operations currently and in the future.

     Base annual salaries and salary adjustments are evaluated on a number of factors. The most important factor is the executive's performance and contribution to the Company, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives.

     The salaries of the Named Executive Officers are reviewed on an annual basis typically at the end of each year and may also be adjusted from time to time based on changes in responsibilities, changes in benefit programs or as a result of other external and economic factors.

     The base annual salary for Mr. Bianco of $625,000 per year remained unchanged for 2007 and has been at the same level since January 1, 2001. See below for a discussion of Mr. Bianco's employment agreement effective June 1, 2007 (the "2007 Employment Agreement"). The base annual salary of $157,500 for Mr. Ferrara and $132,500 for Mr. J. Bianco remained the same in 2007 as compared with 2006.

     Annual Bonus Awards

     The Personnel Committee approved cash bonuses for officers and employees for 2007. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis was necessarily a subjective process which utilized no specific weighting or formula with respect to the described factors in determining cash bonuses.

     Mr. Bianco was paid a bonus of $300,000 for 2007, which was a reduction from the $625,000 received for 2006 and $625,000 received for 2005. Mr. Ferrara was paid a bonus of $90,000 in 2007, a reduction from the $150,000 received for 2006 and from the $175,000 received for 2005. Mr. J. Bianco was paid a bonus of $60,000 in 2007, a reduction from the $100,000 received for 2006 and from the $135,000 received for 2005. Based on various considerations, including the current status of the Company's proceedings and operations, the Personnel Committee determined that the 2007 bonus awards, reflecting a reduction compared with the 2006 bonus amounts were appropriate.

     For 2007, the Personnel Committee considered the Named Executive Officers' continuing, integral roles in the Company's Supervisory Goodwill case, (except for Mr. Bianco after May 2007), and other pending proceedings (excluding the Supervisory Goodwill litigation) which are significant to the Company. Consideration was given to management's role in securing new insurance programs, the transition to several new professional service firms and the adoption of new regulatory reporting requirements. The Personnel Committee also recognized management's role in the maintenance of a controlled level of expenditures and continued cost reductions. Mr. Bianco was additionally recognized for his management of the Company's investment returns and his role in pursuing several potential acquisitions.

     2007 Employment Agreement with the Company's President and Chief Executive Officer

     An employment agreement, as amended, is in effect between Mr. Bianco and the Company, which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $625,000 through May 31, 2012. The employment agreement also provides for additional benefits, including his participation in various employment benefit plans and annual bonus eligibility for work performed on non-Supervisory Goodwill activities.

     A major objective and focus for the Company continues to be the recovery of the value of the Company's investment in Carteret Savings Bank ("Carteret"), through successful litigation efforts (the "CSB Recovery Litigation"). Due to a number of reasons, including these summarized below, the Personnel Committee and the Board of Directors of the Company believed Mr. Bianco's continued employment beyond his previous contract end date of May 31, 2007, was essential to the Company's pursuit of the CSB Recovery Litigation. In particular, Mr. Bianco has been instrumental in managing the Company's overall litigation effort and in developing and executing litigation strategies being pursued. In addition, as the former President and Chief Executive Officer from May 1991 to December 1992, and one of the individuals who led the recapitalization efforts during that time frame, Mr. Bianco has intimate knowledge of Carteret, its operations and financial position which will provide a basis for the CSB Recovery Litigation.

     As part of Mr. Bianco's 2007 Employment Agreement, the Board of Directors determined that it wished to eliminate the previous employment agreement language which provided for a minimum annual bonus equal to annual base salary, but wanted to continue annual bonus eligibility at the discretion of the Personnel Committee. In addition, the Personnel Committee believed it was important to replace future Supplemental Plan accruals and the portion of annual cash bonuses paid on progress in the CSB Recovery Litigation effort with an incentive arrangement, contingent solely upon the eventual success of the CSB Recovery Litigation.

     The Board of Directors and Personnel Committee considered the impact of continuing Mr. Bianco's previous contract to May 31, 2012, the potential increase to the Company's Supplemental Plan liability and Mr. Bianco's integral involvement in the CSB Recovery Litigation effort. The Board of Directors and Personnel Committee also considered the obstacles the Company faces in its efforts and the probable extended length of time to obtain a recovery and; therefore, believe, given the demands of the task, it was appropriate to provide an incentive arrangement to Mr. Bianco.

     The Personnel Committee reviewed the Supplemental Plan and the Company's related liability, including the desirability of continuing to maintain and administer the Supplemental Plan, the untying of Mr. Bianco's future employment with the Company from the timing of his Supplemental Plan benefit payment(s), the Company's overall financial position, and the desirability of continued accruals under the Supplemental Plan after Mr. Bianco's previous employment contract expired on May 31, 2007. In connection with this review, the Personnel Committee considered various options, including whether or not to terminate and/or curtail the Supplemental Plan.

     Mr. Bianco was the only current employee of the Company who participated in the Supplemental Plan and his Supplemental Plan benefit was fully vested. For purposes of computing his accrued benefit under the Supplemental Plan, Mr. Bianco had 16.08 years of credited service upon the expiration of his previous employment contract on May 31, 2007. His accrual percentage under the Supplemental Plan was 4%, in effect from the time of his initial employment with the Company, and in accordance with the Supplemental Plan (prior to the amendment described below), he had the entitlement to receive his Supplemental Plan benefit in either a lump-sum or an annuity upon termination of his employment with the Company.

     As a result of the above considerations, during 2006, the Company entered into a new employment agreement with Mr. Bianco to extend his employment with the Company for an additional five (5) years beyond May 31, 2007, until May 31, 2012 (the "2007 Employment Agreement"). As part of the 2007 Employment Agreement terms: (i) Mr. Bianco's annual rate of base salary will not increase from his current rate of base salary (i.e. $625,000) during the first three years of the 2007 Employment Agreement (the amount of Mr. Bianco's base salary for the fourth and fifth years of the 2007 Employment Agreement term to be determined by the Personnel Committee, in its sole discretion, although in no event less than $625,000 per annum); (ii) Mr. Bianco's service accruals under the Supplemental Plan will cease as of May 31, 2007; (iii) Mr. Bianco's Final Average Earnings (as defined in the Supplemental Plan) for Supplemental Plan benefit calculation purposes, are capped as of December 31, 2004; and (iv) Mr. Bianco's annual bonus opportunity will no longer be linked to recovery efforts in connection with the Company's Supervisory Goodwill litigation. Instead, on or about May 31, 2007, Mr. Bianco received a lump-sum payment of his Supplemental Plan benefit of $16,676,115, which amount was calculated on the basis of a 5.75% discount rate, a "RP-2000" projected to 2004 mortality table, and 16.08 years of credited service, and the Company and Mr. Bianco have agreed to a long term incentive bonus formula, at varying percentages ranging from 5% to 10%, or more, based upon recoveries received by the Company for its investment in Carteret, through litigation or otherwise (including the Company's Supervisory Goodwill litigation).

     In accordance with the Supplemental Plan amendment, the Supplemental Plan automatically terminated immediately following the payment to Mr. Bianco of his Supplemental Plan lump-sum benefit as of May 31, 2007.

     The Board of Directors and Personnel Committee utilized the services of an independent outside compensation consultant, Pearl Meyer & Partners, other outside advisors and independent legal counsel in connection with the 2007 Employment Agreement and the amendment to the Supplemental Plan.

     With the advice and consultation of outside advisors and given the challenges faced by the Company in its efforts to obtain a CSB Litigation Recovery, including the projected timeframe to achieve such a recovery, the Personnel Committee believed the 2007 Employment Agreement with Mr. Bianco, and the lump-sum Supplemental Plan benefit payment and its termination, provided the necessary and appropriate incentives for the best interests of the Company and its shareholders. See Employment Contracts, below for a further discussion of Mr. Bianco's employment agreements.

     Retirement/Pension Benefits

     Supplemental Plan

     As more fully described above, the Company previously sponsored an unfunded non-tax qualified retirement plan which has been in effect since 1985, the Supplemental Plan.

     Mr. Bianco was the only individual who participated in the Supplemental Plan and his Supplemental Plan benefits were fully vested effective with the terms of his initial employment with the Company in 1991. No other employee or officer of the Company was a participant under the Supplemental Plan. The materials terms of the Supplemental Plan are described under Pension Benefits below.

     As noted above, as part of the 2007 Employment Agreement between the Company and Mr. Bianco, in consideration for Mr. Bianco's agreement to extend his employment with the Company for an additional five (5) years (beyond his previous May 31, 2007 contract expiration date), with no further Supplemental Plan accruals for the extension period, the Company has amended the Supplemental Plan to provide for the payment to Mr. Bianco of his Supplemental Plan benefit in a lump-sum on or about May 31, 2007 (the date of his Supplemental Plan benefit entitlement had he not agreed to extend his employment with the Company beyond May 31, 2007). The Company and Mr. Bianco further agreed that for purposes of computing his Supplemental Plan benefit as of May 31, 2007, his Final Average Earnings (as defined in the Supplemental Plan) would be capped as of December 31, 2004, a 5.75% discount rate would be used and a "RP-2000" projected to 2004 mortality table would be used, resulting in a Supplemental Plan lump-sum benefit payment to Mr. Bianco of $16,676,115. The Company has further amended the Supplemental Plan to automatically terminate following the lump-sum payment of $16,676,115 to Mr. Bianco on or about May 31, 2007.

     In accordance with an amendment to the Supplemental Plan, as previously adopted in March 2006, the liability for the Supplemental Plan was fully satisfied on May 31, 2007, by the lump-sum benefit payment of $16,676,115 to Mr. Bianco and immediately thereafter, the Supplemental Plan automatically terminated. The lump-sum Supplemental Plan benefit payment to Mr. Bianco was paid from the Company's available financial resources. As of June 1, 2007, no further Supplemental Plan expense will be recognized by the Company, which was previously included as a component of compensation and benefits expense in the Company's consolidated financial statements.

     401(k) Savings Plan

     Other than the Supplemental Plan, the only other retirement type plan maintained by the Company is the Company's 401(k) Savings Plan (the "Savings Plan"). Pursuant to the terms of the Savings Plan, employees can make contributions which are 100% matched by the Company. The employee and the employer matching contribution are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

     During 2007, the Company's matching contributions to the Named Executive Officers aggregated $56,500.

     Stock Options

     The Company maintains the 1993 Stock Incentive Plan, which authorizes the grant of stock options. Although the Personnel Committee has not granted any stock options since 2005 it believes it is appropriate to maintain the availability of the 1993 Stock Incentive Plan for possible future use, if deemed appropriate. The 1993 Stock Incentive Plan is currently scheduled to terminate for the granting of new awards in May 2008; as a result, the Personnel Committee has voted, subject to stockholder approval at the Company's May 16, 2008 Annual Meeting of Stockholders, to extend the termination date thereof for an additional ten (10) years to May 2018, with other appropriate amendments to keep the 1993 Stock Incentive Plan up to date with current regulations, as included herein as Proposal No. 3.

     If awarded, stock option grants are generally awarded as incentive stock options intended to qualify for favorable tax treatment under Federal tax law. The exercise price of stock option grants is set at the fair market value of the Company's common stock on the date of grant. Accordingly, stock option grants would only have value if the market price of the common stock increases after the date of grant. Stock option grants generally have a 10 year term and vest in equal installments over a 2 year period. In determining the size of stock option grants to officers, the Personnel Committee considers the individual's contributions to the Company, Company performance and previously issued stock options grants.

     Stock option awards are granted to encourage stock ownership by the Named Executive Officers, to provide further incentive to the achievement of the Company's goals and to align the interests of the Named Executive Officers with those of the Company's stockholders.

     Practices Regarding the Grant of Stock Options Awards

     If granted, the Personnel Committee makes grants of stock options or other equity based awards to the Named Executive Officers or employees of the Company generally at the beginning of each year. The Company does not have any program, plan or practice to time grants of stock options or other equity based awards in coordination with the release of material non-public information or otherwise.

     All stock option awards made to the Company's Named Executive Officers, or any of our other employees, are made pursuant to the Company's 1993 Stock Incentive Plan with an exercise price equal to the fair market value of the Company's common stock on the date of grant. Fair market value is determined based upon the closing market price of a share of the Company's common stock on the date of grant. The Company does not have any program, plan or practice of awarding options and setting the exercise price based upon a stock price other than on the fair market value on the date of grant. The Company does not have a practice of determining the exercise price of options grants by using the lowest prices of the Company's common stock in a period preceding, surrounding or following the date of grant.

     Other Benefits

     The Company provides only a limited number of additional benefits and perquisites. Such additional items, to the extent provided, are included as Other Compensation in the Summary Compensation table presented herein. The benefits and other perquisites are reasonably consistent with general competitive market practices.

     Items provided by the Company include, depending on the Named Executive Officer, Company paid term life insurance at two times the individual's base annual salary, Company paid long-term disability insurance with a monthly benefit up to 60% of the individual's base monthly salary, supplemental medical and dental coverage for costs not covered under the base health insurance plans, and depending on the Named Executive Officer, reimbursement for income tax services and Company provided transportation. Health and welfare plans are provided through outside insurance carriers. Benefits generally available to all full-time employees of the Company are not included herein.

     The Company does not provide any other type of deferred compensation programs nor does it provide or have outstanding loans with the Named Executive Officers or any other employee of the Company.

     Personnel Committee Report

     The Personnel Committee believes that its compensation programs, mixing equity and cash incentives, will continue to focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders. The Personnel Committee has found all the components of Company's officers' compensation to be fair, reasonable and appropriate.

     The Personnel Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CDA") (included herein above), with the Company's management and based on the review and discussions, the Personnel Committee recommended to the Board of Directors that the CDA be included in the Company's 2008 Proxy Statement.

Personnel Committee:         Philip M. Halpern, Esq., Co-Chairperson
                             Salvatore Trani, Co-Chairperson
                             Robert E. Long, Member

     The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last two fiscal years:

                   Summary Compensation Table - 2007 and 2006
                                                                                    Change In
                                                                      Non-Equity Pension Value and
Name and Principal        ($)                             ($)         Incentive     Non-qualified  ($)(e)(f)
Position         Year    Salary     ($)(a)      ($)      Stock          Plan          Deferred      All Other         ($)
                                    Bonus      Stock     Option      Compensation   Compensation  Compensation      Total
                                                                        Awards        Earnings
Richard A. Bianco,2007  $625,000    $300,000      -            -          -            $394,000      $94,178     $1,413,178
Chairman, President2006 $625,000    $625,000      -      $80,201          -          $1,687,000      $95,953     $3,113,154
and Chief Executive
Officer

John P. Ferrara,2007    $157,500     $90,000      -            -          -                          $58,499       $305,999
Vice President/ 2006    $157,500    $150,000      -       $3,937          -                   -      $40,282       $351,719
Chief Financial
Officer & Controller

Joseph R. Bianco,2007   $132,500     $60,000      -            -          -                          $35,698       $228,198
Treasurer       2006    $132,500    $100,000      -       $3,937          -                   -      $33,084       $269,521

(a) Amounts represent bonuses for the year indicated and paid in the following year, consistent with past practice of the Company.

(b) The dollar value for Stock Option Awards in the table above represents the compensation expense recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2006. Such amounts were determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R") utilizing the assumptions discussed in Note 8 to the Company's consolidated financial statements for the fiscal year ended December 31, 2006, but disregarding the estimate of forfeitures related to service-based vesting. The amounts shown for 2006 reflect the aggregate of the grant date fair value of stock option awards previously granted and vesting in 2006. There was no stock option expense for the stock options vesting in 2007, as such options vested at the beginning of January 2007, and all expense related thereto had previously been recognized. The values shown for stock options are theoretical. The value a Named Executive Officer may actually realize will depend on the amount by which the Company's common stock market value exceeds the exercise price of the stock option award when the stock options are actually exercised.

(c) See the discussion in Employment Contracts below, for information relating to the 2007 Employment Agreement between Mr. Bianco and the Company and the amounts which could be payable to Mr. Bianco in the future in connection with a recovery received by the Company for its investment in Carteret Savings Bank, F.A.

(d)The dollar value indicated in "Change in Pension Value and Non-qualified Deferred Compensation Earnings" in 2007 and 2006 represents the actuarial increase in the named executive's Supplemental Pension Plan benefit, as accrued on the Company's financial statements in accordance with generally accepted accounting principles. As more fully described under Pension Benefits below, on May 31, 2007, Mr. Bianco received a Supplemental Plan lump-sum benefit payment of $16,676,115 in full satisfaction of the Company's Supplemental Plan liability. Mr. Bianco's Supplemental Plan benefit had been accrued annually, based on its actuarially determined value throughout his employment period, beginning in May 1991. Upon payment of the Supplemental Plan lump-sum benefit, the Supplemental Plan automatically terminated.

     (e) All Other Compensation in the table above consists of the following:

                                                                         2007
                                                     Mr. Bianco      Mr. Ferrara     Mr. J. Bianco

Company contributions to 401(k) savings plan              $20,500         $15,500        $20,500
Supplemental life insurance premiums                       13,347           1,574          1,968
Long-term disability insurance premiums                    13,672           1,548          3,312
Supplemental medical and dental insurance                   7,170          37,870          6,604
Reimbursement of income tax costs for
  participation in life insurance plans                     8,268           1,012          1,184
Reimbursement of income tax costs for
  participation in long-term disability plans               8,468             995          2,130
Company provided automobile (f)                             3,928               -              -
Reimbursement for tax services                              8,325               -              -
Director's fees                                            10,500               -              -
                                                        ---------       ---------       ---------
         Total                                            $94,178         $58,499        $35,698
                                                        =========       =========       =========

     (f) Amounts for personal use of a Company provided automobile for Mr. Bianco, included in table above for other compensation, includes mileage, fuel, maintenance, insurance and other miscellaneous fees.

Grants of Plan Based Awards During 2007

------------------------ ------------------ ---------------------------------------------------------------------
         Name               Grant Date      Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
------------------------ ------------------ ---------------------------------------------------------------------
------------------------ ------------------ ---------------------- ---------------------- -----------------------
                                                     ($)                    ($)                    ($)
                                                  Threshold               Target                 Maximum
------------------------ ------------------ ---------------------- ---------------------- -----------------------
------------------------ ------------------ ---------------------- ---------------------- -----------------------
Richard A. Bianco        June 1, 2007                (a)                    (a)                    (a)
------------------------ ------------------ ---------------------- ---------------------- -----------------------

     (a) Pursuant to Mr. Bianco's 2007 Employment Agreement, Mr. Bianco is eligible for a long-term incentive award payment calculated as a percentage of a recovery amount received by the Company in connection with the Company's Supervisory Goodwill Litigation. See "Employment Contracts" below for a further discussion of the basis for the calculation of the potential payment(s) to Mr. Bianco.

     Other than the grant to Mr. Bianco noted above, no stock options, SARs, or any other type of stock award grants were granted to the Named Executive Officers during the year ended December 31, 2007.

     No stock options, SARs, or any other type of stock award grants were granted to the Named Executive Officers during the year ended December 31, 2006.

                              EMPLOYMENT CONTRACTS

     An employment agreement, as amended, is in effect between Mr. Bianco and the Company, effective June 1, 2007, (the "2007 Employment Agreement"). The terms of the 2007 Employment Agreement provide for Mr. Bianco to serve as Chairman, President and Chief Executive Officer of the Company from June 1, 2007 through May 31, 2012 (the "Employment Period"). Under the terms of the 2007 Employment Agreement, Mr. Bianco receives an annual base salary of $625,000 for the first three (3) years and then is eligible for discretionary increases to the amount of his base salary in the fourth and fifth years. The 2007 Employment Agreement provides for discretionary annual bonuses (which may not take into consideration his efforts to obtain a recovery for the Company of its investment in Carteret Savings Bank, FA), employee benefit plans participation, and certain long-term disability benefits; however, there are no Supplemental Plan benefit accruals. (See Retirement/Pension Benefits above, for further information with regard to the lump-sum payment of Mr. Bianco's Supplemental Plan benefits of $16,676,115 on May 31, 2007.) The 2007 Employment Agreement provides a long-term incentive arrangement for Mr. Bianco (the "Long-Term Incentive Award"), whereby, should the Company receive a recovery of its investment in Carteret Savings Bank, FA, through litigation or otherwise (including the Company's Supervisory Goodwill litigation) (the "Recovery Amount"), Mr. Bianco will receive (with certain exceptions), a lump-sum payment equal to a percentage of that recovery, as follows:

     Long-Term Incentive Award = 5% of the first $50,000,000 of Recovery Amount;

     Plus

     8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000;

     Plus

     10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000;

     Plus

     Discretionary amount (not less than 10%), to be determined by the Board, of Recovery Amount in excess of $250,000,000.

     Under the terms of the 2007 Employment Agreement, if no recovery has been obtained by the Company by the expiration of the five-year term of the 2007 Employment Agreement, the Company and Mr. Bianco will enter into a consulting arrangement pursuant to which, following his employment with the Company, he will continue to provide services to the Company as an independent contractor, solely for the purpose of assisting the Company in obtaining such a recovery. The Long-Term Incentive Award to Mr. Bianco is to be paid in the future (i.e., whether during or after the Employment Period and/or the Consulting Period) except if Mr. Bianco willfully refuses to cooperate in a reasonable fashion with the Company and/or the Board in connection with the Company's efforts to obtain a Recovery Amount, in which case he would forfeit his entitlement to receive a Long-Term Incentive Award.

     During the Employment Period, if Mr. Bianco voluntarily resigns or has his employment with the Company terminated by the Company for cause (as set forth in the 2007 Employment Agreement), Mr. Bianco will forfeit his entitlement to receive the Long-Term Incentive Award. If Mr. Bianco becomes disabled (as set forth in the 2007 Employment Agreement) or dies, Mr. Bianco or his estate, as applicable, would be entitled to receive the Long-Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company. If the Company terminates Mr. Bianco's employment with the Company without cause, Mr. Bianco or his estate, as applicable would be entitled to receive the Long-Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company.

     Mr. Bianco's employment under the 2007 Employment Agreement automatically terminates if Mr. Bianco dies during the term of the Employment Period and can be terminated by the Company at its option for cause (as set forth in the 2007 Employment Agreement) or Mr. Bianco's inability to engage in any substantial gainful activity (as set forth in the 2007 Employment Agreement).

     In the event the Company terminates Mr. Bianco's employment for any reason other than those permitted pursuant to the 2007 Employment Agreement, Mr. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the 2007 Employment Agreement for the remaining term thereof, following the passage of a six (6) month period from the date of his termination. As of December 31, 2007, the aggregate lump-sum amount of such salary payments, pursuant to the 2007 Employment Agreement, would be approximately $2,760,000.

     Outstanding Equity Awards at December 31, 2007

     The Company does not have any outstanding SARs or any other type of stock award grants outstanding. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 2007.

                     ----------------------------------------------------------------- --------------------------------------------

                                                                                                                (#)
                                                                                                             Equity
                                                                                                             Incentive       ($)
                                                       #                                                     Plan          Equity
                                                    Equity                                                   Awards       Incentive
                                                   Incentive                                       ($)       of             Plan
                                                     Plan                                 (#)     Market     Unearned      Awards:
                                                    Awards;                            Number     Value of   Shares,      Market or
                        Number of Securities       Number of                           of         Shares     Units or   Payout Value
                       Underlying Unexercised     Securities                           Shares     or Units   Other       of Unearned
                      Options/SARs at December    Underlying,      $                   or Units   of Stock   Rights        Shares,
                                 31, 2007         Unexercised   Option      Option     of Stock   that       that         Units or
                                                   Unearned    Exercise   Expiration   that       Have Not   Have Not   Other Rights
                                                    Options      Price       Date      Have Not    Vested     Vested      that Have
                     ---------------------------                                        Vested                           Not Vested

                           #             #
                     Exercisable    Unexercisable
-------------------- ---------------------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
Richard A. Bianco         136,000        -             -            1.09   1/02/2012       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                          200,000        -             -            0.64   1/06/2014       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                          200,000        -             -            0.81   1/03/2015       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------

-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
John P. Ferrara             5,000        -             -            3.65   1/23/2008       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           10,000        -             -            2.56   1/04/2009       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           10,000        -             -            0.95   1/03/2010       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           10,000        -             -            0.60   1/02/2011       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                          100,000        -             -            1.09   1/02/2012       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           20,000        -             -            0.64   1/06/2014       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           20,000        -             -            0.81   1/03/2015       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------

-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
Joseph R. Bianco            5,000        -             -            3.65   1/23/2008       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                            5,000        -             -            2.56   1/04/2009       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                            5,000        -             -            0.95   1/03/2010       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           10,000        -             -            0.60   1/02/2011       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                          100,000        -             -            1.09   1/02/2012       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           20,000        -             -            0.64   1/06/2014       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------
                           20,000        -             -            0.81   1/03/2015       -          -          -            -
-------------------- ------------- -------------- ------------ ---------- ------------ ---------- ---------- ---------- -----------

-----------------------------------------------------------------------------------------------------------------------------------

     No awards under the long-term incentive plan were made to the Named Executive Officers in 2007, and there were no stock options previously awarded to any of the Named Executive Officers that were repriced during 2007.

     Option Exercises and Stock Vested Table During Fiscal 2007

     None of the Named Executive Officers exercised stock options during 2007. The Company does not have any SARs or other stock award grants outstanding.

     Pension Benefits

     The Company previously sponsored a non tax-qualified supplemental retirement plan, initially adopted by the Company in 1985, and as amended and restated (the "Supplemental Plan"), under which only one current executive officer of the Company was the sole participant. The cost of the Supplemental Plan was accrued but not funded. Benefits under the Supplemental Plan were based on a varying percentage accruals (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years. Benefits generally vested after ten years of service although the Personnel Committee could waive or reduce the ten-year service requirement for individual participants. Benefits were generally payable in the form of a 10-year life and certain annuity or upon the election of a vested participant whose employment has terminated after ten years of service or after a change in control of the Company, in the form of an actuarially equivalent lump-sum payment. Mr. Bianco was the only current executive officer of the Company who participated in the Supplemental Plan and his Supplemental Plan benefits were fully vested, effective with the terms of his initial employment with the Company in 1991. Mr. Bianco received no benefit under the AmBase Retirement Plan, a tax-qualified retirement plan, which was terminated in 1993. No other employee or officer of the Company was a participant under the Supplemental Plan. Other than the Company's 401(K) Savings Plan, the Company maintains no other retirement or deferred compensation type plans.

     The Supplemental Plan benefits for Mr. Bianco as of December 31, 2007 are as follows:

                                              Number of             $                  $
                                              Years of        Present Value        Payments
                                              Credited        of Accumulated      During Last
Name                  Plan Name               Service            Benefit          Fiscal Year
--------------------------------------------------------------------------------------------------
Richard A. Bianco  AmBase Supplmental
                    Retirement Plan              -                   -            $16,676,115 (a)
                                                             ==================   ===============

     (a) "Payments During Last Fiscal Year" of $16,676,115 to Mr. Bianco, as more fully described below, represents the lump-sum benefit payment, in full satisfaction of the Company's Supplemental Plan liability. Mr. Bianco's Supplemental Plan benefit had been accrued annually, based on its actuarially determined value throughout his employment period, beginning in May 1991. Upon payment of the Supplemental Plan lump-sum benefit, the Supplemental Plan automatically terminated.

     For the purposes of computing accrued benefits under the Supplemental Plan, Mr. Bianco had 16.08 years of credited service as of May 31, 2007 and 15.67 years of credited service as of December 31, 2006, his accrual percentage was 4% in effect from the time of his initial employment with the Company.

     In consideration for Mr. Bianco's agreement to extend his employment with the Company for an additional five (5) years, (beyond his previous contract expiration date of May 31, 2007), with no further Supplemental Plan accruals for the extension period (pursuant to the 2007 Employment Agreement more fully described herein below), the Company in March 2006, amended the Supplemental Plan to provide for the payment to Mr. Bianco of his Supplemental Plan benefit in a lump-sum on or about May 31, 2007 (the date of his Supplemental Plan benefit entitlement had he not agreed to extend his employment with the Company beyond May 31, 2007). The Company and Mr. Bianco further agreed that for purposes of computing his Supplemental Plan benefit as of May 31, 2007, his Final Average Earnings (as defined in the Supplemental Plan) would be capped as of December 31, 2004, a 5.75% discount rate will be used and a "RP-2000" projected to 2004 mortality table would be used, resulting in a Supplemental Plan lump-sum benefit payment to Mr. Bianco of $16,676,115. In accordance with the amendment to the Supplemental Plan described above, the liability for the Supplemental Plan was fully satisfied on May 31, 2007, by the lump-sum benefit payment of $16,676,115 (to Mr. Bianco, the Company's Chairman, President and Chief Executive Officer), and immediately thereafter, the Supplemental Plan automatically terminated. The lump-sum Supplemental Plan benefit payment to Mr. Bianco was paid from the Company's available financial resources. As of June 1, 2007, no further Supplemental Plan expense will be recognized by the Company, which was previously included as a component of compensation and benefits expense in the Company's Consolidated Statement of Operations. See Employment Contracts, above for a more complete description of Mr. Bianco's employment agreements with the Company.

     Nonqualified Deferred Compensation

     The Company does not maintain any other type of nonqualified deferred compensation plan.

     Potential Payments Upon Termination or Change in Control

     Other than Mr. Bianco, there are no employment agreements or employment contracts with any other officer or employee of the Company. See Employment Contracts above, for information concerning potential payments due to Mr. Bianco upon termination, pursuant to the employment agreement(s) between Mr. Bianco and the Company.

     The Company does not have any severance or termination payment plans in effect.

     Generally, subject to the terms of the individual stock options agreements, in the event the employment of an employee is terminated (other than by reason of retirement or death) without cause, as defined, the employee may exercise the vested and previously unexercised portion of their option agreement, as of such date, at any time within (i) one year after the termination of the employee's employment due to their "total and permanent disability", as defined, or (ii) three months after the termination of the employee's employment for any other reason, but, in either case, in no event after the expiration of the option terms.

     In the event that the employment of an employee terminates by reason of retirement, option agreements generally shall be exercisable for a period of three years after such retirement date. If an option is exercised after cessation of employment for any reason, including retirement, it may only be exercised to the extent of shares previously vested, as of such date, provided, however, that the option may not be exercised after the expiration of the option term.

     Additionally, stock options may, in the sole discretion of the Personnel Committee, become exercisable at any time prior to the expiration date of the option award for the full number of awarded shares or any part thereof, (less any options previously exercised under the option agreement) (i) after the employee ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any subsidiary), or (ii) in the case of a change in control of the Company. As of December 31, 2007, the intrinsic value of all outstanding options to the Named Executive Officers was $0.

                            COMPENSATION OF DIRECTORS

     Effective beginning January 1, 2007, each director of the Company, including Mr. Bianco, who is the Company's Chairman, President and Chief Executive Officer, are paid an annual fee of $9,000. In addition, each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year, and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

     Directors Compensation Table - 2007

     Details of amounts paid to the Company's directors in their capacities as directors and/or board committee members for the year ending December 31, 2007 is as follows:

                                             ($)
                                         Fees Earned                              ($)
Name and Position                      or Paid in Cash                           Totals (a) (b)
------------------------------------------------------------------------------------------------
Philip M. Halpern
Board Member
Co-Chair Personnel Committee
Member Audit Committee                      $11,500                              $11,500

Robert E. Long
Board Member
Chairman Audit Committee
Member Personnel Committee                  $11,500                              $11,500

Salvatore Trani
Board Member
Co-Chair Personnel Committee
Member Audit Committee                      $11,500                              $11,500


     (a) Amounts in the table above exclude amounts received by Mr. Bianco in his capacity as the Chairman of the of the Board of Directors of the Company, which are reflected in "All Other Compensation" in the Summary Compensation table above.

     (b) No other additional fees or any other type of compensation, including equity and/or deferred compensation payments or awards were paid or granted to any of the Company's outside directors in 2007.

     Personnel Committee Interlocks and Insider Participation

     The members of the Personnel Committee during 2007 were Philip M. Halpern, Co-Chairperson, Salvatore Trani, Co-Chairperson, and Robert E. Long. No executive officer serves, or in the past has served, as a member of the Board of Directors or Personnel Committee of any entity that has any of its executive officers serving as a member of the Company's Board of Directors or Personnel Committee.

     STOCK OWNERSHIP

     Stock Ownership of Certain Beneficial Owners

     The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, the Company's only class of voting securities, as of February 29, 2008, except as set forth below.

                                                           Amount and                           Percentage
Name and Address                                      of Nature of Beneficial                   of Common
Beneficial Owner                                           Ownership                            Stock Owned
-----------------------------------------------------------------------------------------------------------
Richard A. Bianco                                      16,853,531 (a)                            37.96%
Chairman, President and                                      (direct)
Chief Executive Officer
AmBase Corporation
100 Putnam Green, 3rd Floor
Greenwich, CT  06830-6027

     (a) Includes 536,000 shares that could be purchased by the exercise of options as of February 29, 2008 or within 60 days thereafter, under the Company's stock option plans.

     Stock Ownership of Directors and Executive Officers

     According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of February 29, 2008 was as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                         Amount                           Percentage
Name of Beneficial                                                   and Nature of                        of Common
Owner                                                              Beneficial Ownership(a)(c)             Stock Owned
---------------------------------------------------------------------------------------------------------------------
Richard A. Bianco....................................                 16,853,531  (b)                        37.96%
Joseph R. Bianco.....................................                    160,000  (b)                             *
John P. Ferrara......................................                    271,029  (b)                             *
Philip M. Halpern....................................                         --                                 --
Robert E. Long.......................................                     25,000                                  *
Salvatore Trani......................................                     15,000                                  *
All Directors and Officers as a group,
(6 persons)..........................................                 17,324,560  (b)                        38.74%
*   Represents less than 1% of Common Stock outstanding

     (a) All of the named individuals have sole voting and investment power with respect to such shares.

     (b) Includes 536,000 shares for Mr. R. Bianco, 160,000 shares for Mr. J. Bianco and 170,000 shares for Mr. Ferrara that could be purchased by the exercise of stock options as of February 29, 2008, or within 60 days thereafter, under the Company's stock option plans.

     (c) There are no pledges of Company shares by any of the Company's officers, employees or directors.

     PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING
FIRM

     Based on the direction of the Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of UHY LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2008. The Company has been advised by UHY LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of UHY LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

     The Board of Directors recommends a vote FOR approval of the appointment of UHY LLP.

     PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO AMBASE CORPORATION'S 1993 STOCK INCENTIVE PLAN EXTENDING THE TERMINATION DATE TO MAY 28, 2018

     The Company's stockholders originally approved the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan") for a five (5) year period, expiring in May 1998. At the Company's 1998 Annual Meeting of Stockholders, the 1993 Plan was extended to May 28, 2008 by a majority vote of the outstanding shares of Common Stock of the Company. The 1993 Plan will expire by its terms on May 28, 2008 unless it is extended by a majority vote of the outstanding shares of Common Stock of the Company present or represented at the Annual Meeting of Stockholders on May 16, 2008. An extension of the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008 was approved by the Board of Directors on March 27, 2008, subject to the approval by a majority vote of the Company's stockholders at the Company's Annual Meeting of Stockholders scheduled for May 16, 2008.

     The Board of Directors has determined that an extension of the 1993 Plan is desirable to promote the interests of the Company and its stockholders by providing the Company's officers and employees with an equity incentive to serve and to continue service with the Company.

     The Company believes that stock incentive plans are an integral part of an incentive program to attract and retain qualified individuals for service to the Company and provide individuals with incentives to devote their best efforts to the Company through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of stockholders.

     The 1993 Plan is the only stock incentive plan the Company currently has available from which awards may be granted. The 1993 Plan has an aggregate of 5,000,000 shares of AmBase Common Stock, par value $0.01 per share, reserved for issuance, of which 866,000 stock option awards are outstanding as of January 31, 2008. Due to the fact that the Company has no other stock incentive Plan from which awards may be granted, the Board of Directors has determined that an extension of the 1993 Plan is the most effective and efficient manner to meet the Company's goal of providing the Company's employees with incentives to devote their best efforts to the Company through stock ownership and to continue their service with the Company.

     The primary features of the 1993 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 1993 Plan, the full text of which is set forth as Exhibit A to the Proxy Statement.

     Stock Options and Stock Appreciation Rights

     Options may be granted by the Committee as incentive stock options ("ISOs") intended to qualify for favorable tax treatment under Federal tax law or as nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") may be granted with respect to any options granted under the 1993 Plan and may be exercised only when the underlying option is exercisable. An SAR permits the holder to surrender an option or any portion thereof and receive in exchange shares of Common Stock, cash or a combination thereof, with an aggregate value equal to the excess of the fair market value of one share of Common Stock over the exercise price specified in such option multiplied by the number of shares covered by such option or portion thereof which is to be exercised. The 1993 Plan requires that the exercise price of all options and SARs be equal to or greater than the fair market value of the Company's Common Stock on the date of grant of that option. The term of any ISO or related SAR cannot exceed ten years from date of grant, and the term of any NQSO cannot exceed ten years and one month from date of grant. Subject to the terms of the 1993 Plan and any additional restrictions imposed at the time of grant, options and any related SARs (other than Reload Options as hereinafter defined and any related SAR) ordinarily will become exercisable commencing one year after the date of grant.

     Subject to such rules as the Committee may impose, the exercise price of an option may be paid in cash, in shares of the Company's Common Stock already owned by the optionee, with a combination of cash and shares, by "pyramiding" shares or effecting a "cashless exercise" if so approved by the Committee, or with such other consideration as shall be approved by the Committee.
"Pyramiding" is a technique whereby an optionee requests the issuer to automatically apply a portion of the shares received upon the exercise, in whole or in part, of a stock option to satisfy the exercise price of additional stock options, thus resulting in multiple simultaneous exercises of options by use of shares as payment. A "cashless exercise" is a technique which allows the optionee to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or a broker loan. Both the "pyramiding" and "cashless exercise" techniques do not increase the compensation that the option provides; the optionee receives the same economic benefit as he or she would upon exercise of a stock appreciation right issued in tandem with the option.

     The Committee may provide at the time of grant that an employee shall be granted an option (a "Reload Option") in the event such employee exercises all or part of an option (an "Original Option") by surrendering already owned shares of Common Stock in full or partial payment of the exercise price under such Original Option, subject to the availability of shares of Common Stock under the 1993 Plan at the time of exercise. Each Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price, shall have an exercise price per share of Common Stock equal to the fair market value of the Common Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the original Option. A Reload Option shall be generally exercisable at any time and from and after the date of grant of such Reload Option (or, as the Committee, in its sole discretion, shall determine at the time of grant, at such time or times as shall be specified in the Reload Option). The first such Reload Option may provide for the grant, when exercised, of one subsequent Reload Option to the extent and upon such terms and conditions, as the Committee, in its sole discretion, shall specify at or after the time of grant of such Reload Option.

     In the case of a Change in Control of the  Company  (as defined in the 1993
Plan), options granted pursuant to the 1993 Plan may become fully exercisable as to all optioned shares from and after the date of such Change in Control in the discretion of the Committee or as may otherwise be provided in the grantee's option agreement. Death, retirement, resignation or absence for disability will not result in the cancellation of any options.

     Restricted Stock and Merit Awards to Employees

     The Committee may grant shares of Common Stock to 1993 Plan participants in such amounts, and subject to such restrictions ("Restricted Stock") and additional terms and conditions, if any, as the Committee, in its sole discretion, shall determine, consistent with the provisions of the 1993 Plan. The Committee may also grant from time to time shares of Common Stock to selected 1993 Plan participants free of restrictions ("Merit Awards") in such amounts as the Committee in its sole discretion shall determine consistent with the provisions of the 1993 Plan. As a condition to any award of Restricted Stock or Merit Award, the Committee may require a participant to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock or Common Stock awarded to him or her.

     Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period", which in the case of grants to employees shall not be less than one year from the date of grant. The Restricted Period with respect to any outstanding shares of Restricted Stock awarded to employees may be reduced by the Committee at any time, but in no event shall the Restricted Period be less than one year. Except for such restrictions, the employee as the owner of such stock shall have all of the rights of a stockholder including, but not limited to, the right to vote such stock and to receive dividends thereon as and when paid.

     In the event that an employee's employment is terminated for any reason, an employee's Restricted Stock will be forfeited; provided however, that the Committee may limit such forfeiture in its sole discretion. At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. In the case of a Change in Control of the Company (as defined in the 1993 Plan), an employee may receive his or her Restricted Stock free and clear of all restrictions in the discretion of the Committee or as may otherwise be provided pursuant to the employee's Restricted Stock award.

     Performance Share Awards

     The Committee may make, in its sole discretion, and subject to such terms and conditions as it may determine in accordance with the 1993 Plan, awards of Common Stock which shall be earned on the basis of the Company's performance in relation to established performance measures for a specific performance period ("Performance Shares"). Such measures may include, but shall not be limited to, return on investment, earnings per share, return on stockholders' equity, or return to stockholders. Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the relevant performance period.

     Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock in such portions as the Committee may determine. An employee must be employed at the end of the performance period to receive payment of Performance Shares; provided, however, in the event that an employee's employment is terminated by reason of death, disability, retirement or other reason approved by the Committee, the Committee may limit such forfeiture in its sole discretion. In the case of a Change in Control of the Company (as defined in the 1993 Plan), an employee may receive his or her Performance Shares in the discretion of the Committee or as may otherwise be provided in the employee's Performance Share Award.

     Awards to Outside Directors and Others

     The 1993 Plan limits the grant of Stock Options, SARs, Merit Awards, Restricted Stock and Performance Share Awards to officers and employees of the Company. Accordingly, awards may not be made under the 1993 Plan to directors or independent consultants who are not also employees of the Company. The Company reserves the right to provide benefits and awards to independent directors, consultants and other individuals, including cash, equity incentives or other forms of award, under arrangements independent of the 1993 Plan.

     Plan Administration

     The 1993 Plan will continue to be administered by the Personnel Committee. The Board will continue to have the authority to amend the 1993 Plan as it deems advisable; however no such amendment will, without authorization and approval of stockholders: (i) increase the aggregate number of shares available for the granting of awards under the 1993 Plan except in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation, or other similar corporate change; (ii) change the manner of determining the minimum exercise prices other than to change the manner of determining fair market value of the Common Stock; or (iii) extend the period during which awards may be granted or exercised.

     Subject  to the terms of the 1993  Plan,  the  Committee  will  select  the individuals to whom options, SARs, Restricted Stock, Merit Awards and Performance Share Awards will be granted, determining the number of shares subject to each option award and SAR, prescribe the terms and conditions of each option award and SAR granted under the 1993 Plan, and make any other determination necessary or advisable for administration of the 1993 Plan.

     Shares subject to options and related SARs which lapse without having been exercised, or Performance Share Awards which are forfeited, become available for new grants under the 1993 Plan. Any Restricted Stock which is forfeited shall not be available again for such new grants. To the extent that SARs are exercised and the corresponding option canceled, the shares subject to the option will be charged against the maximum number of shares authorized under the 1993 Plan at the time such option was granted.

     Federal Income Tax Consequences

     The following brief description of awards under the 1993 Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

     Options

     There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     Stock Appreciation Rights

     The amount of any cash (or the fair market value of any Common Stock) received by the holder of an option upon the exercise of SARs under the 1993 Plan will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount.

     Restricted Stock Awards

     An employee (the "Recipient") who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he elects otherwise. If the Recipient elects to be taxed at the time of the award, the Company will be entitled to a corresponding deduction. At the time any restrictions applicable to the Restricted Stock Award lapse, the Recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. The Recipient's income and the Company's deduction will be equal to the excess of the fair market value of such stock at such time over the amount paid therefore. Dividends paid to the Recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the Recipient and deductible as such by the Company.

     Merit Awards

     A grant of Common Stock pursuant to a Merit Award will result in income for the employee and a tax deduction for the Company, generally equal to the fair market value of such shares less any amount paid for them.

     Performance Share Awards

     An employee who has been awarded Performance Shares will not recognize taxable income, and the Company will not be entitled to a deduction at the time of the award. At the time the employee is entitled to the Performance Shares, the employee will recognize ordinary income equal to the sum of the cash and fair market value of the shares of the Common Stock at such time, and the Company will be entitled to a corresponding deduction. To the extent Performance Shares are paid in shares of Restricted Stock, the Federal income tax consequences described above applicable to Restricted Stock will apply.

     Officers and Directors Subject to Section 16(b) Liability

     Special rules may apply to officers subject to liability under Section 16(b) of the Securities Exchange Act of 1934 that may prevent the recognition of income by such individuals and the corresponding deduction by the Company before the date six months following the grant of an option or SAR or the receipt of Restricted Stock, a Merit Award or shares pursuant to a Performance Share Award (unless the employee receives the shares before that date and elects to be taxed upon such receipt).

     Limitations on Deductions

     The Company's deductions may be limited (and employees receiving awards may be subject to an excise tax) to the extent that benefits under the 1993 Plan become payable as a result of a Change in Control of the Company. Moreover, current legislation would deny the Company a deduction for compensation paid to an officer in excess of $1 million in any year; however, this limitation would not apply to payments that are performance-based, which requires an annual analysis of grants under the 1993 Plan.

     Approval of the Amendment extending the termination date of the 1993 Plan to May 28, 2018 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, present or represented at the meeting and voting together as one class. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal.

     For the reasons stated herein, the Board of Directors recommends that the stockholders vote FOR this proposal.

     Delivery of Proxy Materials to Households

     Only one copy of the Company's 2007 Annual Report and Proxy Statement for the 2008 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.

     If you are a stockholder who lives at a shared address and you would like additional copies of the 2007 Annual Report, this Proxy Statement or any future annual reports or proxy statements, please contact American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Shareholder Services, (800) 937-5449 or (718) 921-8200, extension 6820, and a copy will be promptly mailed to you.

     ADDITIONAL INFORMATION

     The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 2007, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

     Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 2009 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 4, 2008.

     The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

     If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

     As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

     Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

       American Stock Transfer & Trust Company
       59 Maiden Lane
       New York, NY 10038
       Attention: Stockholder Services
       (800) 937-5449 or (718) 921-8200 Ext. 6820

     Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

       AmBase Corporation
       100 Putnam Green 3rd Floor
       Greenwich, CT 06830
       Attn: Shareholder Services

     In addition, the Company's public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC's EDGAR Database over the World Wide Web at www.sec.gov. Materials filed with the SEC may also be read or copied by visiting the SEC's Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

                                   AMBASE CORPORATION
                     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON FRIDAY, MAY 16, 2008
               This Proxy is solicited on Behalf of the Board of Directors

     The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned on April 2, 2008, at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 16, 2008 at 9:00 a.m. Eastern Daylight Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     This proxy is given with authority to vote FOR Proposals (1), (2), and (3) unless a contrary choice is specified.

                (Continued and to be Signed on Reverse Side)
                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
                 THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
  (Please detach along perforated line and mail in the envelope provided)

     The Board of Directors recommends a vote "FOR" the election of the nominees as directors and "FOR" proposal 2 and proposal 3. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. X

Proposal (1) Election of Directors.
Nominees:  Richard A. Bianco
           Philip M. Halpern

/  / For all Nominees /  / Withhold Authority for all Nominee(s)
/ / For all except (see INSTRUCTIONS below)

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For all except" and fill in the circle next to each nominee you wish to withhold, as shown here:

     Proposal  2  Approval  of   appointment  of  UHY  LLP  as  the  Company's
Independent Registered Public Accounting Firm for the calendar year 2008.

                        FOR / / AGAINST / / ABSTAIN / /

     Proposal (3) Approval of an amendment to the AmBase Corporation 1993 Stock Incentive Plan (the "1993 Plan") (a copy of which is attached as Exhibit A to the Proxy Statement) to extend the termination date for the period during which awards may be granted under the 1993 Plan, to May 28, 2018 from May 28, 2008.

                        FOR / / AGAINST / / ABSTAIN / /

     THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

     DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

     PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER _ _ _ _ _ _ _ _ _ _        DATE _ _ _ _ _ _ _ _ _ _ _

SIGNATURE OF STOCKHOLDER _ _ _ _ _ _ _ _  _ _       DATE _ _ _ _ _ _ _ _ _ _ _

______________________________________________________________________________

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. .
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.